UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

DGT Holdings Corp.
(Exact name of registrant as specified in its charter)

New York	0-3319	13-1784308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Steel Partners Holdings L.P., 590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 520-2300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations.

On December 14, 2012, the Board of Directors (the “Board”) of DGT Holdings Corp., a New York corporation (the “Company”), determined to hold the Company’s next annual meeting of shareholders (the “2013 Annual Meeting”) on February 12, 2013 at 10:00 a.m., Eastern time, at the offices of Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022.  The Board set a record date for the 2013 Annual Meeting of January 8, 2013.

As the date of the 2013 Annual Meeting will be more than 30 calendar days after the anniversary of the Company’s last annual meeting of shareholders, the deadline for any shareholder proposal, including director nomination, intended to be considered at the 2013 Annual Meeting has been extended.  As a result of such extension and pursuant to the Company’s Amended and Restated Bylaws, written notice from a shareholder interested in bringing business before the 2013 Annual Meeting or nominating a director candidate for election at the 2013 Annual Meeting, including any notice on Schedule 14N, must be received at the Company’s principal executive offices at c/o Steel Partners Holdings L.P., 590 Madison Avenue, 32nd floor, New York, NY 10022, by no later than 5:00 p.m., Eastern time, on December 27, 2012 (the 10th day following the day of which public announcement of the date of the 2013 Annual Meeting is first made).  Any such written notice must be directed to the attention of the Company’s Secretary and comply with the applicable advance notice provisions of the Company’s Amended and Restated Bylaws.  Shareholder proposals intended to be considered for inclusion in the Company’s proxy materials for its 2013 Annual Meeting must comply with the requirements, including the deadline, set forth above as well as all applicable rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGT HOLDINGS CORP.
(Registrant)

Date: December 17, 2012	By:	/s/ Terry Gibson
Terry Gibson President, Chief Executive Officer and Chief Financial Officer